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                [HELLER EHRMAN WHITE & MCAULIFFE LLP LETTERHEAD]

November 4, 2003


Digital Theater Systems, Inc.
5171 Clareton Drive
Agoura Hills, CA  91301

RE: DIGITAL THEATER SYSTEMS, INC. - REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 333-110120)

Ladies and Gentlemen:

      We have acted as counsel to Digital Theater Systems, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (No. 333-110120) (the "Registration Statement") initially filed with the Securities and Exchange Commission on October 31, 2003, under the Securities Act of 1933, as amended (the "Act") relating to the registration of an aggregate of up to 5,175,000 shares of the Company's common stock, par value $0.0001 (the "Common Stock"), including up to 2,175,000 shares of Common Stock offered by the Company (of which 675,000 shares will be issued only upon the underwriters' exercise of their over-allotment option) (the "Company Shares"), and 3,000,000 shares of Common Stock offered by certain stockholders of the Company (the "Selling Stockholders Shares," and, together with the Company Shares, the "Shares").

      This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

      We have examined the originals, or photostatic, faxed, .pdf or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all records, documents and instruments submitted to us as originals, and the conformity to the originals of all records, documents and instruments submitted to us as copies, faxes or .pdf files, and the authenticity of the originals thereof.

      Based on the examination described above, subject to the assumptions stated, and subject to final action by the board of directors of the Company or a pricing committee of the board of directors, and to the extent applicable to the Common Stock to be issued, to the authorization,


   Heller Ehrman White & McAuliffe LLP 4350 La Jolla Village Drive, 7th Floor
                      San Diego, CA 92122-1246 www.hewm.com
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                                                                November 4, 2003
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[HELLER EHRMAN LOGO]

execution and delivery of an underwriting agreement with respect thereto, we are of the opinion that (1) the Company Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable; and (2) the Selling Stockholder Shares, to the extent such shares are currently outstanding, are legally issued, fully paid and nonassessable, and, to the extent such shares will be issued (before resale pursuant to the Registration Statement) upon exercise of certain currently outstanding and identified rights, options and warrants to purchase Common Stock and the payment of the respective exercise prices of such rights, options and warrants, will be legally issued, fully paid and nonassessable.

      This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

      We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

      This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                        Very truly yours,



                                        /s/  Heller Ehrman White & McAuliffe LLP